 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

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                        P.A.M. TRANSPORTATION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

                                                   Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.A.M. Transportation Services, Inc.
297 West Henri De Tonti Boulevard
Tontitown, Arkansas 72770
_______________

Notice of Annual Meeting of Stockholders
To Be Held on June 3, 2010
_______________

To our Stockholders:

The 2010 annual meeting of stockholders of P.A.M. Transportation Services, Inc. (“PTSI” or the “Company”), a Delaware corporation, will be held at the principal executive offices located at 297 West Henri De Tonti Boulevard, Tontitown, Arkansas 72770, on Thursday, June 3, 2010, at 9:00 a.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

1. To elect nine directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

2. To ratify the appointment of Grant Thornton LLP as PTSI’s independent registered public accounting firm for the next fiscal year.

3. Such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All stockholders of record as of the close of business on April 13, 2010, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

              By Order of the Board of Directors

              Daniel H. Cushman
              President and Chief Executive Officer

April 29, 2010

Your Vote Is Important

Whether or not you plan to attend the meeting in person, you are urged to promptly submit your proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. Your prompt action will help us reduce the expense of proxy solicitation.

P.A.M. Transportation Services, Inc.
_______________

Proxy Statement

For the Annual Meeting of Stockholders
To Be Held on June 3, 2010
_______________

P.A.M. Transportation Services, Inc.
_______________

Annual Meeting of Stockholders
June 3, 2010

PROXY STATEMENT

This proxy statement and form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of P.A.M. Transportation Services, Inc. (“PTSI” or the “Company”) for use at our annual meeting of stockholders to be held at the principal executive offices located at 297 West Henri De Tonti Boulevard, Tontitown, Arkansas 72770, on Thursday, June 3, 2010, at 9:00 a.m., local time, and at any or all adjournments or postponements of the meeting. The telephone number for our principal executive office is (479) 361-9111. This proxy statement and form of proxy are being mailed to stockholders on or about April 29, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON JUNE 3, 2010

Our combined Proxy Statement and 2009 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at www.envisionreports.com/PTSI.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of the meeting, including the election of directors and ratification of appointment of our independent public accounting firm, and consideration of such other business as may properly come before the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 13, 2010, are entitled to receive notice of the annual meeting and to vote their shares at the meeting. Holders of our common stock are entitled to one vote per share.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a “stockholder of record.” If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  Stockholders who are “street name” holders will need to bring a copy of a brokerage statement reflecting their ownership as of the record date in order to attend the meeting.

What is a proxy?

A proxy is your legal designation of another person, the “proxy,” to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons appointed as proxies by our Board of Directors (the “Board”) the authority to vote your shares as indicated on the proxy card.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date will constitute a quorum, permitting business to be conducted at the meeting. As of the record date, 9,414,607 shares of our common stock were outstanding and entitled to vote. Proxies that are received and marked as withholding authority, abstentions, and broker non-votes (where a bank, broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be represented at the meeting.

How do I vote?

You may vote by mail or follow the alternative voting procedures described on the accompanying proxy card. If you complete, sign and return the proxy card, it will be voted as you direct. If no choice is specified on a signed proxy card, the persons named as proxies will vote (1) in favor of the election of all of the nominees for director and (2) in the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  Under a recent amendment to the New York Stock Exchange (NYSE) rules, brokers no longer have the discretion to vote on the election of directors because director elections, even if uncontested, are no longer considered a routine matter.  Even though the Company’s stock is listed on the NASDAQ Stock Market, it is expected that brokers who are members of the NYSE will follow the NYSE rules governing proxy voting with respect to all proxies for all publicly traded companies.  Thus, if you do not give your broker or nominee specific instructions, including with respect to the election of directors, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

If, as of the record date, you are a stockholder of record and you attend the meeting, you may vote in person at the meeting.  The authorized capital stock of PTSI consists of 40,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.  As of the close of business on April 13, 2010, there were 9,414,607 shares eligible to vote.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.  The Board’s recommendations are set forth together with each proposal in this proxy statement.  In summary, the Board recommends a vote:

•	For the election of the nominated slate of directors (see pages 6–24).

•	For the ratification of the appointment of Grant Thornton LLP as PTSI’s independent registered public accounting firm (see pages 25−27).

What vote is required to approve each proposal?

•
Election of Directors. The affirmative vote of the holders of shares of our common stock representing a plurality of the shares of our common stock voting on the matter is required for the election of directors.  Votes withheld and broker non-votes are not counted toward a nominee’s total number of votes.

•
Other proposal. For any other proposals, including ratification of the appointment of PTSI’s independent registered public accounting firm, the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting, assuming a quorum is present, will be required for approval.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any other matters which may come before the meeting, other than the election of directors and ratification of the appointment of PTSI’s independent registered public account firm, described in this proxy statement. Should any other matter requiring a vote of the stockholders arise and be properly presented at the annual meeting, the proxy included with this proxy statement confers upon the persons named in the proxy and designated to vote the shares, discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

Can I revoke or change my proxy after I return my proxy card?

Yes. Any proxy may be revoked by a stockholder at any time before it is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be paid by us. Our directors, officers, and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Our Board of Directors encourages stockholders to attend the annual meeting. Whether or not you plan to attend, you are urged to promptly submit your proxy.

____________________________________________________

PROPOSAL ONE
____________________________________________________

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Members of our Board are elected annually to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Our Board of Directors has nominated for re-election each of the nine current members of our Board. The biography of each of the nominees below contains information regarding the person’s service as director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director.

Frederick P. Calderone	Director Since 1998

Frederick P. Calderone, age 59, has served as a Vice President of CenTra, Inc. for the past 19 years. CenTra is a transportation holding company headquartered in Warren, Michigan. Prior to joining CenTra, Mr. Calderone was a partner with Deloitte, Haskins, & Sells, Certified Public Accountants (now Deloitte & Touche LLP). Mr. Calderone is a certified public accountant and an attorney. Mr. Calderone has served as a director of PTSI since May 1998. He has extensive experience in finance and accounting. Because he has served as director of PTSI for over ten years, he has an enhanced knowledge of PTSI’s corporate governance, personnel matters and growth strategy. These experiences qualify him for service on the Board.

Frank L. Conner	Director Since 2002

Frank L. Conner, age 60, has served as Executive Vice President of Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) since February 2001. Mr. Conner previously served as a Director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001. Mr. Conner previously served 13 years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer. Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson. Mr. Conner has served as a director of PTSI since July 2002. Mr. Conner has also served as a member of the Board of Directors of First Federal Bancshares of Arkansas, Inc. since September 2003.  He has extensive experience in finance and accounting.  He has served in senior financial management positions for both private and publicly held companies for over twenty five years.  Prior to that his experiences included performing financial audits of banking and non-banking publicly held companies.  He has extensive experience dealing with investors, financial institutions, suppliers, government agencies, employees and the general public.  He has served on the Board of Directors of three publicly held companies and as a member of several committees of those Boards, including the Audit and Compensation committees.  His experience and education including his degree in accounting and certification as a professional accountant qualifies him to serve as a member of the Board and member of the Audit Committee of PTSI.

Daniel H. Cushman	Director Since 2009

Daniel H. Cushman, age 55, has served as President and CEO since July 2009. Prior to his employment with the Company, Mr. Cushman served as Vice President of Sales and Marketing for CRST International, Inc. in Cedar Rapids, Iowa (“CRST”), from July 2008 to July 2009, and as Vice President and General Manager of Dedicated Services for CRST from March 2008 to July 2008.  From January 2007 to March 2008, Mr. Cushman was Senior Executive Vice President and Chief Marketing Officer for Werner Enterprises in Omaha, Nebraska.  From January 2002 to December 2006, he served as Executive Vice President Chief Marketing and Operations Officer for Werner Enterprise. These experiences qualify him to serve on the Board and on the Executive Committee.

W. Scott Davis	Director Since 2007

W. Scott Davis, age 47, is a private investor and has been a business consultant since 2006. He is the President and sole owner of WS Davis, Inc., the company through which he performs his consulting work. From 1987 to 2006, Mr. Davis worked for Stephens Inc., an investment banking firm, including serving as an Executive Vice President of Stephens Inc. from 2002 to 2006. Mr. Davis has served as a director of PTSI since August 2007. He has extensive experience in the investment banking industry.  He serves on the Compensation and Stock Option Committee, and that service has enhanced his knowledge of public company executive compensation matters. These experiences qualify him to continue his service on the Board and on the Compensation Committee.

Christopher L. Ellis	Director Since 2006

Christopher L. Ellis, age 65, retired in 2004 after serving as Senior Vice President and Chief Financial Officer of, then publicly traded company, USF Corporation for 14 years.  USF Corporation was acquired by Yellow Roadway Corporation in 2005 and is no longer publicly traded. USF Corporation provided supply chain management services, including less than truckload trucking, logistics, freight forwarding, and truckload trucking. Prior to that he served for six years as Vice President and Chief Financial Officer of TNT North America, which included the business of USF Corporation before it was spun off from TNT North America. Mr. Ellis holds an MBA from The Wharton School of Business at the University of Pennsylvania. Mr. Ellis has served as a director of PTSI since May 2006. He has extensive experience in the transportation industry, which makes him familiar with PTSI’s core customer base and growth strategy.  His experiences also include those typically associated with serving in an executive capacity at a large corporation, including corporate governance, employee matters, risk assessment and civic affairs. These experiences and his education and background qualifies him to serve on PTSI’s Board and on the Audit Committee.

Manuel J. Moroun	Director Since 2002

Manuel J. Moroun, age 82, is the President and Chief Executive Officer of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan. Mr. Moroun has been a principal stockholder and officer of CenTra and its predecessor companies since 1954, and its Chief Executive Officer since 1970. CenTra is one of the largest privately held transportation holding companies in the United States. Mr. Moroun has served as a director of PTSI since May 2002. He is the father of Matthew T. Moroun, a director of PTSI who has been nominated for re-election at the annual meeting. Mr. Moroun has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004. He has more than fifty years experience in the transportation industry.  His experiences running large transportation corporations make him uniquely qualified to understand PTSI’s customer base, competition, corporate governance, growth strategy, and industry concerns. His extensive experience qualifies him for service on the Board.

Matthew T. Moroun	Director Since 1992

Matthew T. Moroun, age 37, has served as Vice Chairman and as a director of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan, since 1993. Since 1996, Mr. Moroun has served as Chairman of Oakland Financial Corporation, an insurance holding company, and its subsidiaries, which are based in Sterling Heights, Michigan. Since 1995, he has served as Chairman of the Board of Durarock Reinsurance, Ltd., a reinsurance company. Mr. Moroun has served as a director of PTSI since May 1992. He is the son of Manuel J. Moroun, a director of PTSI who has been nominated for re-election at the annual meeting. Mr. Moroun has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004. He has extensive experience in the fields of transportation and insurance.  His experiences heading large corporations qualify him to understand PTSI’s customer base, competition, corporate governance, growth strategy, and industry concerns. These experiences qualify him for service on PTSI’s Board and on the Executive Committee.

Daniel C. Sullivan	Director Since 1986

Daniel C. Sullivan, age 69, has been a practicing attorney, specializing in transportation law for more than 40 years. Mr. Sullivan has been a principal with the firm of Sullivan, Hincks & Conway, or its predecessor, presently located in Oak Brook, Illinois, since 1972. Mr. Sullivan has served as a director of PTSI since June 1986. Mr. Sullivan has also served as a member of the Board of Directors of Universal Truckload Services, Inc. since November 2004. He has extensive knowledge in the field of transportation law.  His long history on the Board makes him qualified to understand PTSI’s customer base, industry structure, growth strategy and corporate governance.  He serves on the Compensation and Stock Option Committee, and that service has enhanced his knowledge of public company executive compensation matters. These experiences qualify him for service on PTSI’s Board and on the Compensation Committee.

Charles F. Wilkins	Director Since 1995

Charles F. Wilkins, age 71, retired in January 1995 after 34 years of employment with Ford Motor Company, and from January 1995 to January 2005 was self-employed as a logistics consultant. He served in various positions with Ford Motor Company in transportation management, including three years of service as Traffic Manager in Europe. Mr. Wilkins retired from the position of Director, Transportation and Traffic Office, in which he had served since 1990. Mr. Wilkins has been a member of the National Motor Carrier Advisory Committee of the Federal Highway Administration and was previously active in the National Industrial Transportation League as Chairman of the Audit Committee and Third Vice Chairman. Mr. Wilkins has served as a director of PTSI since June 1995. He has extensive experience in and knowledge of the transportation industry.  He serves on the Compensation and Stock Option Committee, and that service has enhanced his knowledge of public company executive compensation matters. His experiences qualify him for service on PTSI’s Board and on the Audit  and Compensation Committees

Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the re-election of the nine director nominees. All of the nominees have indicated their willingness to continue to serve on the Board of Directors. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

Your Board of Directors Recommends that Stockholders Vote

FOR

Each of the Nominees Named Above

CORPORATE GOVERNANCE

Director Independence

Applicable NASDAQ listing standards require that a majority of our Board of Directors be independent. Recently, our Board of Directors reviewed the independence of directors and determined that five of our directors, Messrs. Conner, Davis, Ellis, Sullivan and Wilkins meet the standards for independence required by applicable NASDAQ listing standards. In making this determination, our Board of Directors has concluded that none of the independent directors has a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Currently, Mr. Matthew T. Moroun owns, in the aggregate, more than 50% of PTSI’s voting stock.  Therefore, PTSI meets the NASDAQ Global Market requirements to become a “controlled company.”  A “controlled company” is defined by NASDAQ Global Market rules as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company.  Under these rules, a “controlled company” is not required to comply with all of the NASDAQ Global Market corporate governance standards as they relate to director independence.  Although PTSI meets the NASDAQ requirements to be a “controlled company,” PTSI has not elected to become a “controlled company.”

Board Structure and Role in Risk Oversight

Our Board of Directors has chosen to separate the positions of Chairman and Chief Executive Officer (“CEO”). Mr. Matthew T. Moroun is the Chairman of the Board and Mr. Daniel H. Cushman is the CEO and President. This separation of Chairman and CEO allows for greater oversight of PTSI by the Board. The Board is actively involved in oversight of risks that could affect PTSI. This oversight is conducted primarily through committees of the Board, as disclosed in the description of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within PTSI.

Board Meetings

During 2009, our Board of Directors held six meetings. During 2009, each director attended at least 83% of the total number of meetings of our Board and its committees on which he then served.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation and Stock Option Committee, and the Executive Committee. The membership of these committees, as of April 15, 2010, was as follows:

Audit Committee	Compensation and Stock Option Committee	Executive Committee
Frank L. Conner	W. Scott Davis*	Matthew T. Moroun
Christopher L. Ellis*	Daniel C. Sullivan	Daniel H. Cushman
Charles F. Wilkins	Charles F. Wilkins
____________

* Committee chairman

Each of the members of the Audit Committee and the Compensation and Stock Option Committee is an independent director as defined by applicable NASDAQ listing standards. Each of these two committees has a charter that has been approved by our Board of Directors and is available on our website, www.pamtransport.com.

Audit Committee.  We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee has three members and met four times in 2009. The Audit Committee assists our Board of Directors in overseeing our accounting and financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, retention and compensation of our registered public accounting firm. Our Board of Directors has determined that Mr. Conner and Mr. Ellis, who are members of the Audit Committee, are each qualified as an audit committee financial expert, as that term is defined in the rules of the Securities and Exchange Commission (“SEC”). Mr. Conner and Mr. Ellis are independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. More information about the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation and Stock Option Committee.  The Compensation and Stock Option Committee has three members and met one time in 2009. The Compensation and Stock Option Committee assists our Board of Directors in carrying out its responsibilities relating to compensation and benefits for our executive officers. The Compensation and Stock Option Committee's responsibilities and authority include:

•	reviewing trends in management compensation and the competitiveness of our executive compensation programs;

•	overseeing development of new compensation plans, and approving or recommending for determination by our Board of Directors revisions of existing plans;

•	evaluating the performance of our CEO;

•	determining, or recommending for determination by our Board of Directors, the salaries, bonus and other compensation for our CEO and each of our other executive officers;

•	reviewing and making recommendations concerning long-term incentive compensation plans, including stock option and other equity-based plans;

•	to the extent eligible to do so, acting as the committee of our Board of Directors that administers equity-based plans, incentive compensation plans and employee benefit plans; and

•	reviewing and approving, or recommending to our Board of Directors for approval, compensation packages for new officers and severance arrangements for officers.

If a member of a committee of our Board of Directors is absent from a meeting, our bylaws give Board committees authority to unanimously appoint another member of our Board of Directors to act at the meeting in place of the absent committee member. While the Compensation and Stock Option Committee could use this authority, it has no plans to do so. The Compensation and Stock Option Committee has the authority to retain compensation consultants but does not currently use compensation consultants. Compensation for directors is determined by our Board of Directors.

Executive Committee.  The Executive Committee exercises the authority of our Board of Directors in accordance with our bylaws between regular meetings of our Board. The Executive Committee did not meet during 2009.

Director Nominating Process.  Our Board of Directors does not have a nominating committee that nominates candidates for election to our Board of Directors. That function is performed by our Board of Directors. Each member of our Board participates in the consideration of director nominees. Our Board of Directors believes that it can adequately fulfill the functions of a nominating committee without having to appoint an additional committee to perform that function. Our Board of Directors believes that not having a separate nominating committee saves the administrative expense that would be incurred in maintaining such a committee, and saves time for directors who would serve on a nominating committee if it were established. As there is no nominating committee, we do not have a nominating committee charter.

At least a majority of our independent directors participate in the initial consideration of director nominees. These directors are independent, as independence for nominating committee members is defined in the NASDAQ listing standards. After these independent directors discuss and evaluate potential nominees, they recommend director nominees to the full Board of Directors for selection.

Our Board of Directors will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to our Board of Directors in care of our Secretary, Larry J. Goddard, at P.O. Box 188, Tontitown, Arkansas 72770. Each recommendation should include a personal biography of the suggested nominee, a description of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected.

Our Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by our Board of Directors. Generally, candidates have been known to one or more of our Board members. Our Board of Directors has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. The Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. In evaluating candidates for nomination, our Board of Directors will consider the factors it believes to be appropriate, which would generally include the candidate's independence, personal and professional integrity, business judgment, relevant experience and skills, including those related to transportation services, and potential to be an effective director in conjunction with the rest of our Board of Directors in collectively serving the long-term interests of our stockholders. Although our Board of Directors has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. Our Board of Directors does not evaluate potential nominees for director differently based on whether they are recommended to our Board of Directors by a stockholder.

Communications with Directors and Attendance at Annual Meetings

Stockholders may communicate directly with our Board of Directors as a group by writing to our Board of Directors, care of the Secretary of PTSI, P.O. Box 188, Tontitown, Arkansas 72770. Our Secretary will review all of the correspondence and regularly forward to our Board of Directors a summary of the correspondence, and copies of all of the correspondence that, in his opinion, deals with the functions of our Board of Directors or any of its committees or that our Secretary otherwise determines requires the attention of our Board of Directors. Directors may at any time review a log of all of the correspondence that is addressed to our Board of Directors, and request copies of any and all of the correspondence.

Our Board of Directors has a policy of encouraging our directors to attend the annual meetings of the stockholders. All of our directors attended last year's annual meeting.

Code of Ethics

We have adopted a written code of ethics that applies to all our directors, officers and employees, including our CEO and our chief financial and accounting officer. We have posted a copy of the code on our website, www.pamtransport.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Compensation Committee Interlocks and Insider Participation

During 2009, Messrs. Davis, Sullivan and Wilkins served as members of the Compensation and Stock Option Committee for all of the year.  No member of the Compensation and Stock Option Committee is, or was during or prior to 2009, an officer or employee of PTSI or any of its subsidiaries.  None of our executive officers serves or served as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves or served as a director or member of our Compensation and Stock Option Committee.

AUDIT COMMITTEE REPORT

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the NASDAQ listing standards and the rules of the SEC. The Audit Committee's primary purpose is to assist the Board of Directors in overseeing:

•	the accounting and financial reporting process;

•	audits of financial statements and internal control over financial reporting; and

•	internal control and audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between us and our independent auditor, including having direct responsibility for the auditor's appointment, compensation and retention, reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, and reviews the activities of our internal audit function.

Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found.

The Audit Committee discussed with PTSI's independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, its judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States), including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee also reviewed with Grant Thornton management's assessment included in management's report on internal control over financial reporting, and Grant Thornton's opinion on the effectiveness of the company's internal control over financial reporting as of December 31, 2009.

The Audit Committee has discussed with Grant Thornton that firm's independence from management and us, and has received from Grant Thornton the written disclosures and letter required by the Independence Standards

Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining Grant Thornton's independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009, with both management and our independent registered public accounting firm. The Audit Committee's review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Audit Committee Members

Christopher L. Ellis, Chairman
Frank L. Conner
Charles F. Wilkins

COMPENSATION COMMITTEE REPORT

The Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on the review and discussion, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation and Stock Option Committee Members

W. Scott Davis, Chairman
Daniel C. Sullivan
Charles F. Wilkins

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our primary goal for the compensation of our executive officers is to create long-term value for our stockholders. Our compensation program is intended to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and create long-term value for our stockholders, while at the same time making efficient use of our resources. The compensation of our executive officers is designed to reward financial and operating performance, to align their interests with those of our stockholders, and to encourage them to remain with us.

Executive Officers of PTSI

Our executive officers are Daniel H. Cushman, Larry J. Goddard and W. Clif Lawson.
Name	Age	Position	Years of Service
Daniel H. Cushman	55	President and Chief Executive Officer	1
Larry J. Goddard	51	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	22
W. Clif Lawson (1)	56	Executive Vice President and Chief Operating Officer	25
___________________________
(1)
On August 19, 2009, Mr. Lawson became Vice President of Automotive Sales.  On June 1, 2010, his employment agreement with the Company will expire.  Upon expiration of the agreement, Mr. Lawson has agreed to be available for consultation for a period of six months.

Daniel H. Cushman.  Mr. Cushman, age 55, has served as President and CEO since July 2009. Prior to his employment with the Company, Mr. Cushman served as Vice President of Sales and Marketing for CRST International, Inc. in Cedar Rapids, Iowa (“CRST”), from July 2008 to July 2009, and as Vice President and General Manager of Dedicated Services for CRST from March 2008 to July 2008.  From January 2007 to March 2008, Mr. Cushman was Senior Executive Vice President and Chief Marketing Officer for Werner Enterprises in Omaha, Nebraska.  From January 2002 to December 2006, he served as Executive Vice President Chief Marketing and Operations Officer for Werner Enterprises.

Larry J. Goddard. Mr. Goddard, age 51, has served as Vice President of Finance, Chief Financial Officer, Secretary and Treasurer since 1991. Prior to that date Mr. Goddard served in various capacities with the Company and has been with the Company for the past 22 years.

W. Clif Lawson.  Mr. Lawson, age 56, served as Executive Vice President and Chief Operating Officer since 1990.  On August 19, 2009, he became Vice President of Automotive Sales.  He has served with the Company for the past 25 years.

Elements of Compensation

We have three key elements of compensation: annual base salary, cash incentive compensation, and stock options. Annual base salary is intended to attract and retain talented executives, and reward them for annual achievement. Cash incentive compensation is intended to motivate our executive officers to achieve specified financial results or superior performance. Stock options are intended to align the interests of our executive officers with those of our stockholders by linking compensation to stock price appreciation. In addition, when the criteria for vesting of options includes achieving specified financial results, stock options also serve the purpose of motivating our executive officers to achieve those results.

Determining Compensation

Compensation for our executive officers is primarily based upon the judgment of the Compensation and Stock Option Committee of our Board of Directors. The committee considers competitive market compensation paid by other companies, including truckload dry van carriers and other trucking companies, but it does not attempt to maintain a specified target percentile within a peer group or otherwise rely on compensation paid by other companies to determine our executive compensation.

In determining compensation for our executive officers, the committee reviews and evaluates many factors, including:

•	PTSI's performance and growth;

•	financial measurements such as revenue, revenue growth, net operating income and operating ratio, and trends in those measurements;

•	leadership qualities;

•	ability to achieve strategic objectives;

•	scope and performance of business responsibilities;

•	management experience and effectiveness;

•	individual performance, and performance as a management team;

•	current compensation arrangements; and

•	long-term potential to maintain and enhance value for our stockholders.

The committee generally does not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. The committee strives to achieve an appropriate mix between annual base salary, cash incentive compensation and stock options to meet our objectives.

The committee receives regular updates on our business results from management and reviews the quarterly financial statements and projections to assess whether executive compensation continues to be properly balanced with and supportive of our business objectives.  The committee also regularly reviews information, including reported revenue, profit levels, market capitalization and disclosed governance practices, regarding comparably–sized companies in our industry to assess our comparative performance and organizational structure.  The committee uses management updates and peer information as tools to evaluate the connection between executive compensation and our performance as a business.  This information is reviewed in a subjective manner.  There is no implied direct or formulaic linkage between peer information and our compensation decisions.  The committee takes the view that a close connection between compensation and performance objectives encourages our executive officers to make decisions that will result in significant positive short-term and long-term returns for our business and our stockholders without providing an incentive either to take unnecessary risks or to avoid opportunities to achieve long-term benefits even though they may reduce short-term benefits for the executive officers, the business or our stockholders.

Based on these reports, the committee regularly evaluates both the short-term and long-term performance compensation for the executive officers to ensure alignment with our business objectives.  The committee also works closely with management regarding long-term equity incentives, which emphasize stockholder returns while providing enhanced retention value for key executives.

Employment Agreements Include Annual Base Compensation

We have a multi-year employment agreement with each of our executive officers. On June 1, 2006, we entered into agreements with Messrs. Goddard and Lawson.  On June 29, 2009, we entered into an agreement with our CEO and President, Mr. Cushman. We believe that it is useful to have employment agreements because they set forth the terms under which the executive officers are employed, include annual base salary and severance arrangements, and provide us with one year of protection from competition by our executive officers following termination of their employment with us. The employment agreements also require our executive officers to provide us with three months advance notice if they wish to resign. The annual base compensation for our executive officers set forth in the employment agreements was determined by the Compensation and Stock Option Committee and recommended to, and approved by, our Board of Directors.

Cash Incentive Compensation

The Compensation and Stock Option Committee did not establish a cash incentive compensation plan for our executive officers for 2009. The committee determined whether to pay our executive officers a bonus for 2009, and the amount of any bonus. After reviewing our business and financial performance for 2009, the committee determined not to pay a bonus related to performance to any of our executive officers for 2009. However, Mr. Cushman was paid a hiring bonus when he agreed to serve as President and CEO. This bonus is included in the Summary Compensation Table and is further explained in the accompanying footnote.

As of April 15, 2010, the Compensation and Stock Option Committee had not established a cash incentive compensation plan for Mr. Goddard and Mr. Lawson for 2010 and the committee intends to give the matter further consideration at a later date.  Mr. Cushman is eligible to earn a bonus incentive award based on the Company’s audited results of operations for January 1, 2010, through December 31, 2010.  The bonus will be a percentage of Mr. Cushman’s annual salary based on the Company’s consolidated operating ratio for the 2010 calendar year determined according to the table provided in Exhibit A to the P.A.M. Transportation Services, Inc. Incentive Compensation Plan for Calendar year 2010.  In the event that a bonus is earned in accordance with this plan, 50% will be paid before March 31, 2011, 25% will be paid before March 31, 2012, and the remaining 25% will be paid prior to March 31, 2013.

Stock Options

In March of 2006, the Board of Directors adopted a new stock option plan, the 2006 Stock Option Plan. The plan provides for the issuance of stock options for up to 750,000 shares of our common stock, subject to adjustments. Our officers, directors, key employees and consultants are eligible to receive options under the plan. The plan was approved by our stockholders at their May 24, 2006 annual meeting. We did not issue any options to our executive officers or other employees under the plan during 2006, 2007, 2008 or 2009.

Our most recent grant of stock options to our executive officers was on August 28, 2002. Those options were granted under our 1995 Stock Option Plan that expired in 2005. The options covered 90,000 shares of our common stock for each of Mr. Lawson and Mr. Goddard. The options were scheduled to vest in installments. The first installment vested immediately on grant for 20% of the shares covered by each option. The remaining shares covered by the options were scheduled to vest in equal installments, on March 15 of each year, from March 15, 2003, through March 15, 2008, depending for each annual installment on whether the performance criteria for that installment was met. The primary performance criteria for each installment to vest has been whether our consolidated net income for the most recent year exceeded the consolidated net income for the immediately preceding year by at least 5%. The exercise price for all of the shares was established at the market price of our stock on the date the options were granted, $23.22.

Other Compensation

We sponsor a retirement savings plan for all of our eligible employees, including our executive officers. The plan qualifies under section 401(k) of the Internal Revenue Code, as amended. This plan allows eligible employees to make tax deductible contributions to the plan. We make employer matching contributions to the plan for each eligible employee. The matching contributions are 50% of each participating employee's voluntary contribution, up to 3% of the participant's compensation. These matching contributions vest at the rate of 20% each year until fully vested after five years.

We offer health, vision and dental insurance to Messrs. Lawson and Goddard and pay the insurance premiums for them. While we make similar insurance available to other employees, we do not pay their insurance premiums.

We allow each of our executive officers to use a company owned automobile. With the exception of this perquisite, our policy is to provide minimal, if any, perquisites to our executive officers. This helps set an example for all employees that personal expenses are not payable from company funds and helps to control expenses.

Post-Employment Compensation

We do not provide a defined benefit pension plan or post retirement health insurance coverage for our executive officers or any of our other employees. We do not offer deferred compensation plans, and do not have agreements that provide compensation to our executive officers based upon the occurrence of a change in control of PTSI.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company's chief executive officer or certain of the company's other most highly compensated executive officers. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (compensation paid only if the individual's or the company's performance meets pre-established objective goals based on performance criteria approved by the stockholders). We periodically review the potential consequences of Section 162(m) and may structure some or all of the compensation for our executive officers so that it will not be subject to the deduction limitations of Section 162(m). None of the compensation paid to our executive officers for 2009 was structured to be “qualifying performance-based” compensation. For 2009, we were not precluded by Section 162(m) from deducting any compensation that we paid to any of our executive officers.

Share Ownership Guidelines

We do not have stock ownership requirements for our executive officers. However, each of our executive officers owns shares of our common stock, and options to acquire additional shares.

Overview of the Compensation Process

The elements of executive compensation are discussed at meetings of the Compensation and Stock Option Committee, with significant input from our Chairman of the Board and other directors. Annual base salary is generally determined for a multi-year period at the time that employment agreements are negotiated with our executive officers. Cash incentive compensation and other bonuses, and forms of stock-based compensation are discussed from time to time, but there is no set schedule for making determinations regarding these types of compensation, and the committee retains considerable flexibility in deciding when to address these matters. In making its compensation decisions, the committee will usually seek input from our CEO and President regarding elements of his compensation, and that of the other executive officers. However, the committee makes the final decision on executive officer compensation, or recommends compensation of our executive officers to our Board of Directors for approval. The committee is authorized to utilize compensation consultants, but does not presently confer with compensation consultants regarding executive compensation.

Summary Compensation Table

The following table provides information regarding the compensation earned by the executive officers for the three years ended December 31, 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Daniel H. Cushman …………………	2009	190,769	55,000	(1)	-	-	13,965	(2)	259,733
President and Chief Executive Officer	2008	-	-		-	-	-
	2007	-	-		-	-	-

Larry J. Goddard ……………………	2009	245,210	-		-	-	5,390	(3)	250,600
Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	2008	245,635	-		-	-	5,390
	2007	232,058	-		-	-	5,390

W. Clif Lawson ….…………………	2009	319,474	-		-	-	5,000	(3)	324,474
Executive Vice President and Chief Operating Officer (4)	2008	327,096	-		-	-	5,000
	2007	307,346	-		-	-	5,000

Robert W. Weaver …………………	2009	346,080	-		-	-	230,400	(5)	576,480
President and Chief Executive Officer	2008	529,423	-		-	-	-
	2007	501,923	-		-	-	-

(1)
Mr. Cushman was paid $55,000 as a hiring bonus when he agreed to serve as President and Chief Executive Officer.  This bonus was intended to cover expenses associated with the sale of his home in Nebraska, as well as, relocation costs related to his move to Northwest Arkansas.  In the event that Mr. Cushman terminates his employment prior to June 28, 2012, he will have to repay the entire amount.

(2)
Other Compensation for Mr. Cushman consists of a monthly reimbursement  of living expenses in the amount of $1,800 for the months of July through December, totaling $10,800.  The remaining $3,165 represents the value assigned to the use of a company owned vehicle.

(3)
Other Compensation represents amounts paid as employer matching contributions under our section 401(k) qualified retirement savings plan and health, vision and dental insurance premiums paid by the Company on behalf of Messrs. Lawson and Goddard.

(4)
On August 19, 2009, Mr. Lawson became Vice President of Automotive Sales. On June 1, 2010, his employment agreement with the Company will expire. Upon expiration of the agreement, Mr. Lawson has agreed to be available for consultation for a period of six months.

(5)
The Company entered into a consulting agreement with Mr. Weaver upon the conclusion of his employment agreement on July 10, 2009. The terms of the consulting agreement state that Mr. Weaver will be paid $9,600 per week for a period of six months and subsequent to that $4,800 per week for a period of six months. Payments under this arrangement totaled $230,400 during 2009.

Employment Agreements

As discussed above, we have entered into employment agreements with each of our executive officers. The initial term of our agreement with Mr. Cushman began on July 13, 2009, and extends for 36 months.  The agreement provides Mr. Cushman with an annual salary of $400,000.  In addition, he is entitled to a bonus of $55,000 to be used at his discretion toward expenses for his relocation to Tontitown, Arkansas, and the sale of his home. In the event of an earlier separation from PTSI, Mr. Cushman will be obligated to repay the bonus. PTSI has also agreed to reimburse Mr. Cushman for up to $1,800 per month for up to eighteen months for temporary living expenses. Mr. Cushman is eligible to earn a bonus incentive award based on the Company’s audited results of operations for January 1, 2010, through December 31, 2010.  The bonus will be a percentage of Mr. Cushman’s annual salary based on the Company’s consolidated operating ratio for the 2010 calendar year determined according to the table provided in Exhibit A to the P.A.M. Transportation Services, Inc. Incentive Compensation Plan for Calendar year 2010.  In the event that a bonus is earned in accordance with this plan, 50% will be paid before March 31, 2011, 25% will be paid before March 31, 2012 and the remaining 25% will be paid prior to March 31, 2013.

Our employment agreement with Mr. Lawson began on June 1, 2006, and will expire on June 1, 2010.  Upon expiration of this agreement, Mr. Lawson has agreed to be available for consultation for a period of six months.  Our agreement provides Mr. Lawson with an annual base salary of $300,000 for the first year, and of $310,000, $335,000 and $355,000 for the second, third and fourth years of the agreement.

The initial term of our employment agreement with Mr. Goddard is from June 1, 2006, through June 1, 2010.  We have an option to extend this agreement for one additional year.  The agreement provides Mr. Goddard with an annual base salary of $225,000 for the first year, and of $235,000, $250,000 and $265,000 for the second, third and fourth years of the agreement. If we exercise our option to extend our agreement with Mr. Goddard for an additional year, the agreement provides Mr. Goddard with an annual base salary of $280,000 for the additional year.

Under the employment agreements, our executive officers may also participate in bonus and other incentive plans that are approved from time to time by our Board of Directors or Compensation and Stock Option Committee. The executive officers are also entitled to any fringe benefits that we may provide for our employees in the normal course of our business. Additional information regarding the employment agreements, including compensation payable to the executive officers on termination of employment and their non-compete, non-solicitation and confidentiality obligations, is included below under the heading “Potential Payments Upon Termination or Change in Control.”

Messrs. Goddard and Lawson agreed voluntarily that beginning January 1, 2009, their base salaries would be reduced by 5% from the applicable amounts detailed in their employment agreements until such time as financial results for the Company improve. The 5% base salary reduction is not a deferral to be paid to the executive officers in future periods.

Salary and Bonus Compared to Total Compensation

We have not established a proportion that salary and bonus should be of our executive officers' total compensation. As indicated in the Summary Compensation Table, the proportion for 2009 that salary and bonus were of total compensation ranged from 98% to 100% for our executive officers.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information as of  December 31, 2009, regarding equity awards, including unexercised stock options, for each of the executive officers.

Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable

(a)	(b)		(c)	(d)	(e)	(f)

Daniel H. Cushman……	-		-	-	-	-

W. Clif Lawson……….	54,000	(1)	-	12,000	$23.22	08/27/12

Larry J. Goddard………	54,000	(1)	-	12,000	$23.22	08/27/12

____________

(1)	Option vested for 18,000 shares on August 28, 2002, and for 12,000 shares on March 15, 2003, March 15, 2006, and March 15, 2007.

Potential Payments Upon Termination or Change In Control

The employment agreements that we have entered into with our executive officers provide for payments that may be made to our executive officers following termination of their employment. These payments are discussed below and quantified in the table that follows. We do not have any agreements or plans that provide for payments to our executive officers based on the occurrence of a change in control of PTSI.

No Payments If There Were a Termination for Just Cause

In the event that one of our executive officers were terminated for just cause, including conviction of a crime, moral turpitude, gross negligence in the performance of duties, intentional failure to perform duties, insubordination, or dishonesty, we would have no obligation to pay base salary or benefits beyond the last day worked.

Payments Upon Death

In the event of the death of one of our executive officers, we would pay his base salary through the date of his death.

Payments Upon Disability

In the event that one of our executive officers becomes disabled and is unable to perform his duties, we may terminate his employment. If an executive officer's employment is terminated due to disability, Messrs. Goddard and Lawson are entitled to receive their base salary and benefits for 12 months and Mr. Cushman is entitled to receive his base salary and benefits for 6 months following the termination of his employment.

Payments Upon Termination Based on Our Best Interest

In the event that one of our executive officers is terminated by our Board of Directors upon a determination that such action would serve our best interest, Messrs. Goddard and Lawson are entitled to receive their base salary and benefits for a period of 12 months following the termination of their employment.  Mr. Cushman is entitled to receive his base salary and benefits for a period of 6 months following the termination of his employment, unless the Board of Directors elects to extend his Covenant Not To Compete for one year, in which case he will be entitled to receive his base salary and benefits for a period of 12 months.

Payments Upon Resignation, Including Retirement

Each of our executive officers has the right to resign by providing three months written notice to us. In the event that an executive officer resigns and gives us the required three months notice, we may terminate his employment before the end of the three month notice period. In such event, the executive officer is entitled to receive his base salary and benefits through the end of the three month period.

Obligations of Executive Officers

Under the employment agreements, each of the executive officers has agreed not to compete with, or solicit or retain business that is competitive with, our business, or that of specified affiliates of our directors, Mr. Manuel Moroun and Mr. Matthew Moroun, for one year after the executive officer’s employment with us terminates.  However, Mr. Cushman has an additional condition that in the event he is terminated because such termination is in the best interest of the Company, the duration of his covenant not to compete is for six months, unless the Board of Directors elects to extend his covenant not to compete for one year, in which case he will be entitled to receive his base salary and benefits for a period of 12 months. The executive officers have also agreed that they will not at any time encourage, solicit or otherwise attempt to persuade any of our employees or any employees of the specified affiliates to leave our employment or employment with the specified affiliates. If any of the executive officers were to hire from us one of our employees, they have agreed to pay us 30% of the employee's first year's gross compensation. Under the employment agreements, the executive officers have also agreed to maintain the confidentiality of our proprietary information.

Stock Options

Messrs. Goddard and Lawson hold an option to acquire shares of our common stock that was granted on August 28, 2002, under our 1995 Stock Option Plan. In general, stock options granted under the 1995 Stock Option Plan that are vested at the time employment terminates may be exercised by the executive officer within three months after his termination of employment. However, if his employment terminates due to death or disability, his vested stock options may be exercised within one year after the date of termination, but not later than the expiration date of the option.

[Remainder of page intentionally left blank.]

Table of Payments Upon Termination of Employment

The following table provides information regarding amounts payable to the executive officers in connection with a termination of their employment, including amounts payable under their employment agreements. The amounts shown assume that termination of employment was effective as of December 31, 2009, the last business day of our 2009 fiscal year, and include estimates of the amounts that would be paid. Amounts payable under these provisions would be paid in equal installments pursuant to the Company’s regularly scheduled payrolls.  The actual amounts would only be determined upon an officer's termination of employment.

	Daniel H. Cushman
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)(1)	Resignation ($)	Retirement ($)

Base Salary……………………………………….	-	-	200,000	400,000	100,000	-
Non-Equity Incentive Plan Compensation………	-	-	-	-	-	-
All Other Compensation………………………..	-	-	-	-	-	-

Total:	-	-	200,000	400,000	100,000	-

	Larry J. Goddard
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)	Resignation ($)	Retirement ($)

Base Salary……………………………………….	-	-	273,750	273,750	66,250	-
Non-Equity Incentive Plan Compensation………	-	-	-	-	-	-
All Other Compensation………………………..	-	-	2,400	2,400	600	-

Total:	-	-	276,150	276,150	66,850	-

	W. Clif Lawson
Benefits and Payments Upon Termination	Just Cause ($)	Death ($)	Disability ($)	Best Interest of the Company ($)	Resignation ($)	Retirement ($)

Base Salary……………………………………….	-	-	363,750	363,750	88,750	-
Non-Equity Incentive Plan Compensation………	-	-	-	-	-	-
All Other Compensation………………………..	-	-	2,400	2,400	600	-

Total:	-	-	366,150	366,150	89,350	-

(1)
Mr. Cushman is entitled to receive his base salary and benefits for a period of 6 months following termination in the best interest of the Company, unless the Board of Directors elects to extend his covenant not to compete for one year, in which case he will be entitled to receive his base salary and benefits for a period of 12 months.  This calculation assumes that the Board of Directors would elect to extend Mr. Cushman's covenant not to compete for one year.  If this option is not exercised the amount owed to Mr. Cushman for termination in the best interest of the Company would be $200,000.

Director Compensation for 2009

The following table provides information about the compensation of our directors for the year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Options Awards ($)(2)	All Other Compensation ($)		Total ($)
Frederick P. Calderone	16,000	3,680	0		19,680
Frank L. Conner	19,600	3,680	0		23,280
W. Scott Davis	17,200	3,680	0		20,880
Christopher L. Ellis	25,400	3,680	0		29,080
Manuel J. Moroun	15,400	3,680	100,000	(3)	119,080
Matthew T. Moroun	107,200	3,680	0		110,880
Daniel C. Sullivan	17,200	3,680	0		20,880
Charles F. Wilkins	19,600	3,680	0		23,280
____________

(1)
Our CEO and President, Mr. Cushman, who is also a director, has been omitted from this table because he receives no special compensation for serving on our Board of Directors. Mr. Cushman’s compensation is included in the Summary Compensation Table.

(2)
The amounts shown represent the compensation expense that we recognized in 2009 for option awards for our non-employee directors, determined in accordance with FASB ASC Topic 718.  Information regarding assumptions made for purposes of determining these amounts is in Note 12 “Share-Based Compensation” to our 2009 consolidated financial statements included in Item 8 "Financial Statements and Supplementary Data" of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2009. On March 2, 2009, each of our non-employee directors was awarded an option for 2,000 shares of our  common stock under our 2006 Stock Option Plan.  The grant date fair value of each of these options, determined in accordance with FASB ASC Topic 718 is $1.84 per share. As of December 31, 2009, our non-employee directors held the following option awards to acquire our common stock: Messrs. Calderone, Manuel Moroun and Matthew Moroun, options for 10,000 shares; Messrs. Conner, Ellis, Sullivan and Wilkins, options for 8,000 shares; and Mr. Davis, options for 4,000 shares.

(3)
This amount was paid to Mr. Manuel Moroun for 2009 under his Consulting Agreement with PTSI. The Consulting Agreement was entered into on December 6, 2007, has an initial term of one year, and automatically renews for four additional one-year periods, unless earlier terminated due to death, disability or by mutual agreement. Pursuant to the agreement, Mr. Manuel Moroun provides us with consultation and advice as to the management and operation of PTSI, and such other consulting activities as we may reasonably request and as are reasonably acceptable to him. For the services that Mr. Manuel Moroun renders pursuant to the agreement, we pay him a consulting fee of $100,000 per year, in quarterly installments.

Compensation Arrangements for Non-employee Directors

Director compensation is determined by our Board of Directors. For 2009, we paid our non-employee directors an annual retainer of $10,000, and a fee of $1,800 for each meeting of the Board or its committees that they attended in person, and $600 for each meeting that they attended by telephone. The Chairman of the Board, which is a non-officer position, is paid an annual retainer of $100,000; and the Chairman of the Audit Committee is paid an additional annual retainer of $4,000. We reimburse our directors for expenses that they incur in attending Board and committee meetings, including expenses for food, lodging and transportation. Our directors are currently paid the same amounts for retainer and meeting fees as they were paid in 2009.

Our 2006 Stock Option Plan provides for an annual grant of a stock option to each of our non-employee directors through 2016. Each option entitles the director to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Each option is exercisable from its date of grant through the fifth anniversary of that date, unless terminated earlier in accordance with the plan. The exercise prices for the options granted to our non-employee directors in 2007, 2008, and 2009 were $22.92, $14.98, and $3.84 per share respectively.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of March 31, 2010 by:

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation”;

•	all of our current directors and executive officers as a group; and

•	each stockholder known by us to beneficially own more than 5% of our outstanding common stock.

Director Or Officer	Shares owned as of Mar 31, 2010	Held in Trust	Options eligible for exercise within 60 days of 03/31/10	Shares Beneficially Owned (1)		Percent of Class(9)
Matthew T. Moroun•	4,715,373		10,000	4,725,373	(2)(3)	50.14%
Daniel H. Cushman•	2,000			2,000		0.02%
Daniel C. Sullivan•	20,000		10,000	30,000		0.32%
Frank L. Conner•	2,375		8,000	10,375		0.11%
Frederick P. Calderone•	-		9,000	9,000		0.10%
Manual J. Moroun•	-		10,000	10,000	(4)	0.11%
Charles F. Wilkins•	-		8,000	8,000		0.08%
W. Scott Davis•	20,000	2,500	6,000	28,500	(5)	0.30%
Christopher L. Ellis•	-		10,000	10,000		0.11%
W. Clif Lawson	39,000	1,500	54,000	94,500	(6)	1.00%
Larry J. Goddard	22,213		54,000	76,213		0.80%
Dimensional Fund Advisors LP	635,142			635,142	(7)	6.75%
Scopus Asset Management , L.P.	676,815			676,815	(8)	7.19%
Directors and executive officers as a group	4,820,961	4,000	179,000	5,003,961		52.16%

Total outstanding shares as of 03/31/10				9,414,607
____________

•	Member of our Board of Directors

(1)
The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of March 31, 2010, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) over the shares set forth in the table. Includes shares that may be acquired pursuant to stock options granted under our stock option plans that are or become exercisable within 60 days of March 31, 2010, as follows: 54,000 shares for Messrs. Lawson and Goddard; 10,000 shares for Messrs. Manuel Moroun, Matthew Moroun, Ellis and Sullivan; 9,000 shares for Mr. Calderone, 8,000 shares for Messrs. Conner and Wilkins; 6,000 shares for Mr. Davis; and 179,000 shares for all of our directors and executive officers as a group.

(2)
Includes 1,633,373 shares owned directly and 3,092,000 shares held in a trust of which Mr. Matthew Moroun is a co-trustee and a beneficiary (the “Moroun Trust”). Mr. Hal M. Briand is co-trustee with Mr. Matthew Moroun of the Moroun Trust and may therefore also be deemed to beneficially own the shares held by the Moroun Trust. The business address of each of Messrs. Moroun and Briand is 12225 Stephens Road, Warren, Michigan 48091.

(3)
Mr. Matthew Moroun disclosed in a Schedule 13D amendment filed with the Securities and Exchange Commission on March 23, 2009, that from March 6, 2009, to March 20, 2009, he purchased an aggregate of 106,187 shares of our common stock, par value $.01 per share in open market transactions or by exercising stock options he held.  Mr. Moroun paid an aggregate purchase price of $509,684 for these shares.  The source of funds used to purchase theses shares was Mr. Moroun’s personal funds.  As a result of these, and subsequent purchases, Mr. Moroun beneficially owns an aggregate of 4,725,373 shares, or 50.1% of the outstanding common stock as of March 31, 2010, including currently exercisable stock options to purchase 10,000 shares of common stock.

In a Schedule 13D amendment filed with the SEC on March 6, 2009, Mr. Moroun disclosed his intention to ask the Board of Directors of the Company, once he attains over 50% beneficial ownership interest in the Company, (i) to authorize an issuer share repurchase program for up to 1,000,000 shares of our Common Stock, to be implemented as directed by such Board of Directors, and (ii) to consider becoming a “controlled company” under current NASDAQ Global Market rules, which would not require the Company to comply with all of the NASDAQ Global Market’s corporate governance standards as they relate to director independence.  As of the date of this Report, no such actions have been presented to the Board of Directors for consideration.

(4)	Does not include the 4,725,373 shares shown in the table as being beneficially owned by Mr. Manuel Moroun's son, Mr. Matthew Moroun.

(5)	Includes 2,500 shares held in trusts for Mr. Davis' children, for which Mr. Davis serves as trustee.

(6) (7)
Includes 1,500 shares held in a trust for Mr. Lawson's sister, for which Mr. Lawson is the trustee.

Based upon a Schedule 13G amendment filed by Dimensional Fund Advisors LP, a Delaware Limited Partnership, dated February 8, 2010, which indicates that as of December 31, 2009, Dimensional Fund Advisors LP had the sole power to vote and dispose of 635,142 shares as an investment advisor or manager to investment companies, trusts and separate accounts that own the 635,142 shares. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. We make no representation as to the accuracy or completeness of the information reported.

(8)
Based upon a Schedule 13G amendment filed by Scopus Asset Management, L.P., dated February 16, 2010, and related parties, which indicates that as of December 31, 2009, they had shared power to dispose of 676,815 shares. The Schedule 13G amendment was filed by Scopus Asset Management, L.P., which acts as an investment manager to one or more private investment funds (the “Funds”) and an institutional management account (the “Managed Account”).

The Schedule 13G amendment indicates that all 676,815 shares may be deemed to be owned (i) directly (in the aggregate) by the Funds and the Managed Account, none of which individually beneficially own more than 5% of the class; and (ii) indirectly by Scopus Asset Management, L.P., which as investment advisor to the Funds and Managed Account, shares the power to direct the vote or disposition of such securities.  The principal business address of the reporting person is 623 5th Avenue, 31st Floor, New York, New York, 10022.  We make no representation as to the accuracy or completeness of the information reported.

(9)
The percentages shown are based on the 9,414,607 shares of our common stock outstanding as of March 31, 2010, plus the number of shares that the named person or group has the right to acquire within 60 days of March 31, 2010. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares the person or group has the right to acquire within 60 days of March 31, 2010 are deemed to be outstanding with respect to such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% stockholders are also required to furnish us with copies of the reports that they file. To our knowledge, based solely on a review of the copies of the reports furnished to us and representations received from our directors and executive officers, we believe that all reports required to be filed under Section 16(a) for 2009 were timely filed, except as follows:  Frank L. Conner failed to timely file a Form 4 relating to purchases of shares in November of 2008.  Also, our 2006 Stock Option Plan provides for an annual grant of stock options for 2,000 shares of common stock to non-employee directors at an exercise price equal to fair market value.  The annual grant date is March 2.  The following non-employee directors did not recognize the annual grant and filed their Form 4 late:  Frederick P. Calderone, Frank L. Conner, Scott W. Davis, Christopher L. Ellis, Manual J. Moroun, Matthew T. Moroun, Daniel C. Sullivan, and Charles F. Wilkins.

____________________________________________________

PROPOSAL TWO
____________________________________________________

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our consolidated financial statements as of and for the fiscal year ended December 31, 2009, were audited by Grant Thornton LLP, an independent registered public accounting firm.  In 2009, the Audit Committee selected Grant Thornton LLP as our principal independent auditor for the year ending December 31, 2010.

Stockholder’s ratification of the selection of Grant Thornton LLP to be our independent registered public accounting firm for fiscal year 2010 is not required by our Bylaws or otherwise.  However, the Board is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such change is in the best interests of PTSI and our stockholders.

We are not presently expecting that representatives of Grant Thornton LLP will attend the annual meeting of stockholders.

Your Board of Directors Recommends that Stockholders Vote

FOR

the Ratification of the Appointment of Grant Thornton LLP
as PTSI’s Independent Registered Public Accounting Firm
for the 2010 Calendar Year

INDEPENDENT PUBLIC ACCOUNTANTS—PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees for professional services of Grant Thornton for audit and other services they provided to us for 2009 and 2008.

	2009	2008
Audit Fees(1)	$268,500	$250,000
Audit-Related Fees	0	0
Tax Fees	9,630	0
All other fees	0	0
____________

(1)
Includes the aggregate fees billed for professional services rendered for 2009 and 2008 for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q.

The Audit Committee pre-approves audit services and non-audit services that are to be performed for us by our independent auditor. The Audit Committee has delegated authority to its chairman, or any two of its other members acting together, to approve, between meetings of the Audit Committee, audit services and permissible non-audit services. Approvals between meetings are required to be reported to the Audit Committee at its next meeting. In addition to there being engagement letters for audit services, the Audit Committee has determined that there should be an engagement letter for any non-audit services that are to be performed by the independent auditor. All of the services described in the table above were pre-approved by the Audit Committee, and the authority delegated to members of the Audit Committee was not used.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy requiring that our Audit Committee review and approve related person transactions that involve us and are of the type that are required to be disclosed in our proxy statement by SEC rules. A transaction may be a related person transaction if any of our directors, executive officers, owners of more than 5% of our common stock, or their immediate family have a material interest in the transaction and the amount involved exceeds $120,000. The policy authorizes the Audit Committee to approve a related person transaction if it determines that the transaction is at least as favorable to us as could have been obtained if the transaction had been with a person who is not related to us, or is in our best interest.

 Mr. Matthew Moroun is Chairman of our Board of Directors, which is designated as a non-officer position, a member of the Executive Committee of our Board of Directors, and our largest stockholder. He is the controlling stockholder, Vice Chairman and a director of CenTra, Inc., a transportation holding company based in Warren, Michigan. He is also the Chairman and controlling stockholder of Oakland Financial Corporation, an insurance holding company, and its subsidiaries, based in Sterling Heights, Michigan. Our director, Mr. Manuel Moroun, is the President and Chief Executive Officer of CenTra, and controls a trust that is the other major stockholder of CenTra. He is also a stockholder of Oakland Financial Corporation.

During 2009, certain subsidiaries of CenTra and other companies owned or controlled by our directors, Mr. Manuel Moroun and Mr. Matthew Moroun, paid us a total of $1,519,063. These payments represent freight transportation charges of $1,329,171, maintenance services performed in our maintenance facilities of $151,379, charges paid by us to third parties on behalf of the subsidiaries and affiliates of CenTra and charged back at the amount paid of $22,600, and real estate rent and upkeep of $15,913.

During 2009, we made payments to certain subsidiaries of CenTra and other companies owned or controlled by our directors, Mr. Manuel Moroun and Mr. Matthew Moroun, in the aggregate amount of $6,457,743. These payments are described below.

$252,733 was paid for real estate leases. Properties leased include office and maintenance facilities in two states, and trailer drop yards in eleven states. The leases are generally month to month leases with automatic monthly renewal provisions.

We purchased a terminal in Laredo, Texas from an affiliate of CenTra for $5,920,969, of which $4,500,000 was paid as of December 31, 2008.  The remaining $1,420,969 was paid in February 2009, subsequent to the completion of an independent appraisal.

Payments in the amount of $57,719 were made to a subsidiary of CenTra during 2009. These payments were for parts and labor charges incurred to repair our equipment.

We made payments to subsidiaries of Oakland Financial Corporation during 2009 in the amount of $20,908 for insurance premiums paid pursuant to agreements to provide insurance coverage to certain of our independent contractors. The underlying agreements are made directly with the independent contractors. The full amount of these payments to the subsidiaries of Oakland Financial Corporation is recouped by us from the independent contractors.

We purchase physical damage insurance coverage on our tractors and trailers through an unaffiliated insurance broker, which is written by a subsidiary of Oakland Financial Corporation. In 2009, we made payments for these policies in the amount of $1,745,453, and received $1,076,514 in payment for claims filed.

Prior to September 2009, we purchased commercial auto and general liability insurance issued through an unaffiliated insurance company. A subsidiary of Oakland Financial Corporation served as third-party administrator for this insurance. In 2009, the subsidiary received $50,000 from the unaffiliated insurance company for handling the claims under this program. Under the commercial auto liability policy, the subsidiary adjusts the claims (which are subject to a $2,500 deductible) and remits the full amounts of the settlements to the claimants. The subsidiary invoiced us for the $2,500 deductible amount, for which we paid a total of $627,412 in 2009.

Beginning in September 2009, we secured coverage for commercial auto and general liability insurance through an unaffiliated insurance broker, which is written by a subsidiary of Oakland Financial Corporation.  In 2009 we made premium payments of $2,333,780 for commercial auto liability and $20,100 for general liability coverage under these policies.

  On December 6, 2007, we entered into a Consulting Agreement with Mr. Manuel Moroun. The agreement has an initial term of one year, and automatically renews for four additional one-year periods, unless earlier terminated due to death, disability or by mutual agreement. Pursuant to the agreement, Mr. Manuel Moroun provides us with consultation and advice as to the management and operation of PTSI, and such other consulting activities as we may reasonably request and as are reasonably acceptable to him. For the services that Mr. Manuel Moroun renders pursuant to the agreement, we pay him a consulting fee of $100,000 per year, which is paid in quarterly installments.

We believe that substantially all of the above transactions were entered into on terms at least as favorable to us as could have been obtained from persons who were not related to us, and each of the transactions was in our best interest. We expect to continue transactions with subsidiaries of CenTra and other companies owned or controlled by our directors, Mr. Manuel Moroun and Mr. Matthew Moroun, in 2010 that are similar to those described above.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

Additional information concerning us, including our financial statements, is provided in our 2009 Annual Report to Stockholders that accompanies this proxy statement. Our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, is available to stockholders who make a written request for it to our Secretary, Larry J. Goddard, at our principal executive office, P.O. Box 188, Tontitown, Arkansas 72770. Copies of exhibits filed with that report or referenced in it will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents.

STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder to be presented at an annual meeting of our stockholders, the proposal must be included in the related proxy statement and proxy form.  Any proposal to be presented at the 2011 annual meeting of stockholders must be received at our principal executive office not later than December 21, 2010, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

In connection with our annual meeting of stockholders to be held in 2011, if we do not receive notice of a matter or proposal to be considered by March 11, 2011, then the persons appointed by our Board of Directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting, if such matter or proposal is properly raised at the annual meeting and put to a vote.

OTHER MATTERS

We do not know of any matters to be brought before the meeting other than those described in this proxy statement. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                  By Order of the Board of Directors

                                  Daniel H. Cushman
                                  President and Chief Executive Officer

April 29, 2010

P.A.M. Transportation Services, Inc.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 3, 2010.

Vote by Internet
• Log on to the Internet and go to
www.envisionreports.com/PTSI

• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR proposal 2.
1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01 — Fredrick P. Calderone	☐	☐	02 — Frank L. Conner	☐	☐	03 — W. Scott Davis	☐	☐

	For	Withhold		For	Withhold		For	Withhold
04 — Christopher L. Ellis	☐	☐	05 — Manuel J. Moroun	☐	☐	06 — Matthew T. Moroun	☐	☐

	For	Withhold		For	Withhold		For	Withhold
07 — Daniel C. Sullivan	☐	☐	08 — Daniel H. Cushman	☐	☐	09 — Charles F. Wilkins	☐	☐

		For	Withhold	Abstain
2.	To ratify the appointment of Grant Thornton LLP as PTSI’s independent registered public accounting firm for the 2010 calendar year.	☐	☐	☐

3.	In their discretion, upon such other matters as may properly come before the meeting or any adjournments or postponements of the meeting.

B Non-Voting Items
Change of Address — Please print your new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy – P.A.M. Transportation Services, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of P.A.M. Transportation Services, Inc., a Delaware corporation, hereby appoints Daniel H. Cushman and Larry J. Goddard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of P.A.M. Transportation Services, Inc. to be held on Thursday, June 3, 2010, and at any or all adjournments or postponements of the meeting, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.